Novation Companies Announces
Changes of Executive Team
CEO Lance Anderson Retires and the Company Promotes
Rodney Schwatken as CEO and Matt Lautz as CEO of Corvisa LLC
Kansas City, MO. – August 17, 2015 – Novation Companies, Inc. (OTCQB: NOVC) (“Novation”) today announced that W. Lance Anderson delivered notice of his resignation to the Board of Directors, effective Friday, Aug. 14, 2015, retiring after nearly 20 years with the company. Anderson also tendered his resignation as chief executive officer of Corvisa LLC, Novation’s principal operating subsidiary (“Corvisa”). Novation announced that Rodney Schwatken, Novation’s senior vice president and chief financial officer, has been promoted to chief executive officer of Novation, and that Matthew Lautz, Novation’s senior vice president and chief information officer, has been promoted to chief executive officer of Corvisa.
Anderson said, “It has been my pleasure to serve Novation Companies. After nearly 20 years with the company, I have decided to retire from my role as CEO. I leave in place a strong leadership team that I am confident will carry on successfully.”
Gregory Barmore, lead independent director, praised Anderson’s tenure as CEO: “Lance helped build the company into one of the largest mortgage REITs in the country, guided us through the financial crisis, and has been instrumental in focusing the company on the future success and growth of Corvisa. He has assembled an excellent executive team for both the company and Corvisa, and Rodney and Matt are natural choices for these positions.”
Schwatken and Lautz will also continue to serve as chief financial officer and chief information officer, respectively, for the immediate future.
About the New Executives
Rodney Schwatken has served as senior vice president and chief financial officer of Novation since Jan. 3, 2008, and has been with Novation since 1997. Prior to 2008, Schwatken held various titles including vice president-strategic initiatives and vice president and controller (chief accounting officer). From June 1993 to March 1997, when he joined Novation, Schwatken was accounting manager with U.S. Central Credit Union. From January 1987 to June 1993, Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.
Matthew Lautz has served as senior vice president and chief information officer since March 1, 2012. Lautz also served as the chief technology officer of StreetLinks from November 2010 until the sale of StreetLinks in 2014. In his role as chief information officer, Lautz is responsible for corporate technology initiatives, including overseeing software development for multiple product lines and management of technology infrastructures. From October 2009 to November 2010, Lautz was president of Corvisa LLC, a majority-owned subsidiary of StreetLinks. Previously, Lautz held the title of chief executive officer at Brevient Communications, a VOIP and software development firm in Milwaukee, Wisconsin.
About Novation Companies, Inc.
Novation Companies Inc. owns and operates Corvisa LLC, a developer and seller of proprietary cloud-based communication software. Novation trades on the OTC Markets’ Group inter-dealer quotation service as an OTCQB security under the symbol NOVC. For more information, please visit www.novationcompanies.com or contact Matt Kaltenrieder, Investor Relations, 816.237.7508 or ir@novationcompanies.com.
Cautionary Statement Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that Novation assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by Novation’s management. Information concerning these risks and other factors can be found in Novation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on Novation’s website or the SEC's website at www.sec.gov.